Deloitte & Touche LLP
Suite 1200
201 East Kennedy Boulevard
Tampa, Florida 33602

INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Outback Steakhouse, Inc.
Tampa, Florida

We consent to the incorporation by reference in this Registration Statement of Outback Steakhouse, Inc. (the "Company") on Form S-3 of our report dated February 20, 1998, incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE
Tampa, Florida
April 17, 1998